UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2023

IMMUNIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36201	56-2358443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Avenue of the Americas, Suite 200

New York, NY 10036

USA

(Address of principal executive offices)

Registrant’s telephone number, including area code: (332) 255-9818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001	IMUX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐ No ☐

Item 5.02. Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Officers.

On December 18, 2023, amendments were entered into to the service agreements of various members of the management team (Vorstand) of Immunic AG, a wholly-owned subsidiary of Immunic, Inc. (the “Company”). Under German law, a company’s management team consists of employee members and is responsible for overseeing its daily business.

Dr. Daniel Vitt Agreement

Immunic AG entered into a fifth addendum to the Service Agreement (as amended, the “Amended Vitt Agreement”), dated September 29, 2016, as amended September 4, 2019, March 26, 2021, January 5, 2022 and January 16, 2023, between Immunic AG and Dr. Daniel Vitt, the Company’s Chief Executive Officer and President. Pursuant to the Amended Vitt Agreement, Dr. Vitt will continue to serve on the management team of Immunic AG until December 31, 2026. Dr. Vitt will receive an annual salary, effective January 1, 2024, of EUR 565,653, to be paid in 12 monthly installments, and a targeted yearly bonus of up to EUR 311,573 upon achievement of certain targets. In connection with the Amended Vitt Agreement, Dr. Vitt was granted accelerated vesting of stock options upon termination of employment under specified circumstances and a one-year exercise period following termination, subject to specified conditions including providing post-employment assistance with the transition of his duties to other employees.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Amended Vitt Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Dr. Andreas Muehler Agreement

Immunic AG entered into a fifth addendum to the Service Agreement (as amended, the “Amended Muehler Service Agreement”), dated August 22, 2016, as amended September 4, 2019, June 2, 2021, January 5, 2022 and January 16, 2023, between Immunic AG and Dr. Andreas Muehler, the Company’s Chief Medical Officer. Pursuant to the Amended Muehler Service Agreement, Dr. Muehler will continue to serve on the management team of Immunic AG until December 31, 2026. Dr. Muehler will receive an annual salary of EUR 231,825, to be paid in 12 monthly installments, and a targeted yearly bonus of up to EUR 92,730 upon achievement of certain targets. In connection with the Amended Muehler Agreement, Dr. Muehler was granted accelerated vesting of stock options upon termination of employment under specified circumstances and a one-year exercise period following termination, subject to specified conditions including providing post-employment assistance with the transition of his duties to other employees.

Dr. Muehler also entered into a separate employment agreement (the “Muehler Employment Agreement”) with the Company. The Muehler Employment Agreement provides that Dr. Muehler will continue to serve as Chief Medical Officer until December 31, 2026, and will dedicate approximately 50% of his time to the affairs of the Company and approximately 50% of his time to the affairs of Immunic AG. The Muehler Employment Agreement provides for an annual salary of $250,000 USD and an annual bonus of at least 40% of annual base salary upon achievement of certain targets. Dr. Muehler is also eligible for reimbursement for certain expenses, and customary insurance and benefits programs of the Company.

The preceding summaries do not purport to be complete and are qualified in their entirety by reference to the Amended Muehler Service Agreement and Muehler Employment Agreement, which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Dr. Hella Kohlhof Agreement

Immunic AG entered into a fifth addendum to the Service Agreement (as amended, the “Amended Kohlhof Agreement”), dated September 29, 2016, as amended September 4, 2019, March 25, 2021, January 5, 2022 and January 16, 2023, between Immunic AG and Dr. Hella Kohlhof, the Company’s Chief Scientific Officer. Pursuant to the Amended Kohlhof Agreement, Dr. Kohlhof will continue to serve on the management team of Immunic AG until December 31, 2026. Dr. Kohlhof will receive an annual salary of EUR 403,375, to be paid in 12 monthly installments, and a targeted yearly bonus of up to EUR 161,350 upon achievement of certain targets. In connection with the Amended Kohlhof Agreement, Dr. Kohlhof was granted accelerated vesting of stock options upon termination of employment under specified circumstances and a one-year exercise period following termination, subject to specified conditions including providing post-employment assistance with the transition of her duties to other employees.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Amended Kohlhof Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Fifth Addendum, dated December 18, 2023, to Service Agreement between Immunic AG and Dr. Daniel Vitt
10.2	Fifth Addendum, dated December 18, 2023, to Service Agreement between Immunic AG and Dr. Andreas Muehler
10.3	Employment Agreement, dated December 18, 2023, between Immunic, Inc. and Dr. Andreas Muehler
10.4	Fifth Addendum, dated December 18, 2023, to Service Agreement between Immunic AG and Dr. Hella Kohlhof

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 21, 2023	Immunic, Inc.

	By:	/s/ Daniel Vitt
Daniel Vitt
Chief Executive Officer